Exhibit 99.1

PRESS RELEASE
May 24, 2023

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces $400 Million Five-Year Term Loan

MILWAUKEE - (BUSINESS WIRE) - Physicians Realty Trust (NYSE: DOC) (the “Company”) announced today that it has closed on a $400 Million Term Loan maturing May 2028 (the “Term Loan”).

Pursuant to the Company’s unsecured credit agreement, the Term Loan will bear interest at a rate equal to Adjusted Daily Simple SOFR plus a spread of between 0.85% and 1.65% that is determined based on the Company’s credit rating. Concurrent with closing, the Company executed $400 Million of variable-to-fixed interest rate swaps that fix the variable component of the Term Loan at 3.59% for the duration of the borrowing. Based on the Company’s current ‘BBB’ credit rating and inclusive of the effects of the related swaps, the Term Loan bears interest at a current rate of 4.69%.

A total of seven lenders are participating in the Term Loan. KeyBank National Association is acting as the Administrative Agent and a lender. BMO Harris Bank N.A. and Regions Bank are serving as Joint Lead Arrangers and lenders. Bank of America, N.A. and Crédit Agricole Corporate and Investment Bank are serving as Documentation Agents and lenders. Raymond James Bank and Associated Bank, N.A. are participating as lenders.

“We appreciate our banking group and their strong support throughout the execution of this Term Loan. This transaction enhances our liquidity and financial flexibility by allowing us to term out our revolver which meaningfully reduces our exposure to floating rate debt and lowers interest expense. We are pleased our banking group recognizes the strong underlying real estate performance of DOC’s outpatient medical facilities, and we are well positioned to capitalize on investment opportunities as we strive to deliver value on behalf of our shareholders,” said Jeffrey N. Theiler, Executive Vice President and Chief Financial Officer.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage outpatient medical properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by the Operating Partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Source: Physicians Realty Trust
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